UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2018

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Operating Officer

On February 8, 2018, CSW Industrials, Inc., a Delaware corporation (the “Company”), announced that Chris Mudd, President and Chief Operating Officer of the Company, will be leaving the Company to pursue other opportunities. Mr. Mudd’s last day of employment with the Company will be February 28, 2018.

In connection with Mr. Mudd’s departure and to ensure an orderly transition of responsibilities, Don Sullivan, Senior Vice President and General Manager of Industrials Products, and Craig Foster, Senior Vice President and General Manager of Specialty Chemicals, will report directly to Joe Armes, Chief Executive Officer of the Company. Additionally, Mr. Armes will assume the title of President and Chief Executive Officer following Mr. Mudd’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary